Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

                    SECURITIES PURCHASE AGREEMENT, dated as of October 18, 2007, between Viewpoint Corporation, a Delaware corporation (the “COMPANY”), and the investors listed on Schedule of Purchasers (the “SCHEDULE OF PURCHASERS”) attached hereto as Exhibit A (individually, a “PURCHASER” and collectively, the “PURCHASERS”).

PREAMBLE

                    The Company has duly authorized (i) the issuance of 15,714,285 shares of the Company’s common stock, par value $.001 per share (the “COMMON STOCK”) (ii) the issuance of warrants to purchase 4,714,285 shares of Common Stock to the Purchasers (such number being thirty percent (30%) of the total number of shares of Common Stock issuable to the Purchasers as described above) (the “WARRANTS”) and (iii) the issuance of warrants to the Company’s financial advisor as provided in Schedule 3.01(v), pursuant to the provisions of this Securities Purchase Agreement and the Warrants to be entered into simultaneously with this Securities Purchase Agreement, the form of which is attached as Exhibit B hereto.

                    Each party hereto agrees as follows for the benefit of the other party:

ARTICLE ONE

DEFINITIONS

SECTION 1.01.	DEFINITIONS.

                    “8-K FILING” has the meaning set forth in Section 4.09 of the Securities Purchase Agreement.

                    “AFFILIATE” has the meaning as set forth in Rule 144.

                    “AGENT” means Merriman Curhan Ford & Co.

                    “AVAILABLE UNDERSUBSCRIPTION AMOUNT” has the meaning set forth in Section 4.10(b)(i) of the Securities Purchase Agreement.

                    “BASIC AMOUNT” has the meaning set forth in Section 4.10(b)(i) of the Securities Purchase Agreement.

                    “BOARD OF DIRECTORS” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                    “BUSINESS DAY” means any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are required or authorized by law or other governmental action to be closed.

                    “BUY-IN PRICE” has the meaning set forth in Section 3.02(f) of the Securities Purchase Agreement.

                    “BUY-IN PRICE” has the meaning set forth in Section 3.02(f) of the Securities Purchase Agreement.

                    “CAPITAL STOCK” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and preferred stock of such Person and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                    “CLOSING” has the meaning set forth in Section 2.02 of the Securities Purchase Agreement.

                    “CLOSING BID PRICE” shall mean the closing bid price of the Company’s Common Stock on the Principal Market.

                    “CLOSING DATE” has the meaning set forth in Section 2.02 of the Securities Purchase Agreement.

                    “COMMON STOCK” has the meaning set forth in the Preamble of the Securities Purchase Agreement.

                    “COMMISSION” means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

                    “COMPANY” means the party named as such in the Preamble until a successor replaces it pursuant to this Securities Purchase Agreement.

                    “COMPANY COMMISSION FILINGS” has the meaning set forth in Section 3.01(d) of the Securities Purchase Agreement.

                    “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                    “GAAP” is defined to mean generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

                    “INTELLECTUAL PROPERTY” has the meaning set forth in Section 3.01(r) of the Securities Purchase Agreement.

                    “KNOWLEDGE OF THE COMPANY” means the actual knowledge of any executive officer of the Company.

                    “LIEN” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                    “MATERIAL ADVERSE EFFECT” has the meaning set forth in Section 3.01(b) of the Securities Purchase Agreement.

                    “NOTICE OF ACCEPTANCE” has the meaning set forth in Section 4.10(b)(ii) of the Securities Purchase Agreement.

                    “OFFER” has the meaning set forth in Section 4.10(b)(i) of the Securities Purchase Agreement.

                    “OFFER NOTICE” has the meaning set forth in Section 4.10(b)(i) of the Securities Purchase Agreement.

                    “OFFER PERIOD” has the meaning set forth in Section 4.10(b)(ii) of the Securities Purchase Agreement.

                    “OFFERED SECURITIES” has the meaning set forth in Section 4.10(b)(i) of the Securities Purchase Agreement.

                    “OPINION OF COUNSEL” means a written opinion from legal counsel which counsel may be counsel to or an employee of the Company.

                    “PERSON” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                    “PRINCIPAL MARKET” means The NASDAQ Capital Market.

                    “PURCHASE PRICE” has the meaning set forth in Section 2.01 of the Securities Purchase Agreement.

                    “PURCHASER” or “PURCHASERS” has the meaning set forth in the Preamble of the Securities Purchase Agreement.

                    “REFUSED SECURITIES” has the meaning set forth in Section 4.10(b)(iii) of the Securities Purchase Agreement.

                    “REGISTRATION RIGHTS AGREEMENT” means that certain Registration Rights Agreement, dated as of October 18, 2007, by and between the Company and the Purchasers, as amended from time to time.

                    “REGISTRATION STATEMENT” has the meaning set forth in Section 3.01(f) of the Securities Purchase Agreement.

                    “REMOVAL DATE” has the meaning set forth in 3.02(f) of the Securities Purchase Agreement.

                    “RULE 144” has the meaning set forth in Section 3.02(f) of the Securities Purchase Agreement.

                    “SCHEDULE OF PURCHASERS” has the meaning set forth in the Preamble of the Securities Purchase Agreement.

                    “SECURITIES” means the Common Stock and the Warrants to be issued pursuant to the provisions of the Securities Purchase Agreement and the Warrant.

                    “SECURITIES ACT” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                    “SECURITIES PURCHASE AGREEMENT” means this Securities Purchase Agreement, dated as of October 18, 2007, by and between the Company and the Purchasers, as amended from time to time.

                    “SHORT SALES” has the meaning set forth in Section 3.02(d) of the Securities Purchase Agreement.

                    “SUBSIDIARY” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                    “TRADING DAY” has the meaning set forth in the Form of Warrant, attached as Exhibit B to the Securities Purchase Agreement.

                    “TRANSACTION DOCUMENTS” means, collectively, this Agreement, the Warrants and the Registration Rights Agreement.

                    “UNDERSUBSCRIPTION AMOUNT” has the meaning set forth in Section 4.10(b)(i) of the Securities Purchase Agreement.

                    “WARRANT EXERCISE PRICE” has the meaning set forth in Section 2.01 of the Securities Purchase Agreement.

                    “WARRANTS” has the meaning set forth in the Preamble of the Securities Purchase Agreement, which such Warrants shall be exercisable six months after the Closing Date and have a term equal to five and one-half (5.5) years.

SECTION 1.02.	RULES OF CONSTRUCTION.

                    Unless the context otherwise requires:

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and words in the plural include the singular;

(4) provisions apply to successive events and transactions; and

(5) “herein,” “hereof” and other words of similar import refer to this Securities Purchase Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

THE SECURITIES

SECTION 2.01.	PURCHASE AND SALE OF THE SECURITIES.

                    Subject to the terms and conditions of this Securities Purchase Agreement and in reliance on the representations, warranties and covenants of the parties contained herein, the Company shall issue and deliver to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) at a purchase price per unit (representing one share of Common Stock and a Warrant to purchase 0.3 shares of Common Stock) of $0.70 (a) the number of shares of Common Stock as set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers and (b) a Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name in column (4) on the Schedule of Purchasers, such number being thirty percent (30%) of the total number of shares of Common Stock issuable to such Purchaser as described above in this Section 2.01, which warrants shall be exercisable six (6) months after the issuance date hereof and shall have a term of five and one-half (5.5) years from the issuance date hereof, and an exercise price (the “WARRANT EXERCISE PRICE”) equal to the greater of (i) $0.70 or (ii) the Closing Bid Price on the Nasdaq Stock Market on the date immediately preceding the date hereof, for an aggregate purchase price (the “PURCHASE PRICE”) as set forth opposite such Purchaser’s name in column (5) on the Schedule of Purchasers.

SECTION 2.02.	CLOSING.

                    The closing of the transactions contemplated by Section 2.01 (the “CLOSING”) shall take place at 3:00 p.m. on the date hereof (the “CLOSING DATE”) at the offices of Merriman Curhan Ford & Co. or at such other place and time as the Company and the Purchasers shall mutually agree.

                    At the Closing, the Company shall deliver to each Purchaser (i) certificates representing the Common Stock and (ii) Warrants, in substantially the form attached as Exhibit B hereto and to be purchased by such Purchaser at the Closing duly registered in the name of such Purchaser. Delivery of such certificates to each Purchaser shall be made against receipt by the Company from such Purchaser of the aggregate purchase price set forth opposite such Purchaser’s name in column (5) on the Schedule of Purchasers by wire transfer of immediately available funds to an account designated by the Company in writing for such purpose.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                    In order to induce each Purchaser to enter into this Securities Purchase Agreement and purchase the Securities, the Company represents and warrants to each Purchaser as follows:

          (a) Organization, Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted. The Company is qualified to do business and is in good standing (or has active status) in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect (as hereinafter defined). No proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has all requisite corporate power and authority to enter into this Securities Purchase Agreement and to perform its obligations hereunder, including, without limitation, the issuance and sale of the Common Stock and Warrants.

          (b) Due Authorization; Enforceability; No Conflicts. The Company has taken all corporate and stockholder action necessary to authorize the execution, delivery and performance by it of this Securities Purchase Agreement, the Registration Rights Agreement and the Warrant. Assuming the due execution and delivery of this Securities Purchase Agreement and the Registration Rights Agreement by the Purchaser, this Securities Purchase Agreement and the Registration Rights Agreement each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the enforcement of creditors’ rights generally, the availability of equitable remedies and to general equity principles. The execution, delivery and performance by the Company of this Securities Purchase Agreement and the Registration Rights Agreement and compliance by the Company with the terms hereof and thereof will not (i) violate or result in a violation of the Company’s Certificate of Incorporation or the Company’s Bylaws, or any resolutions of the Company’s Board of Directors or stockholders or (ii) violate or result in a violation of, or constitute a material breach of or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other agreement or instrument, judgment, order, law, rule or regulation applicable to the Company or by which the Company is bound or to which any of the Company’s properties are subject, except in the case of clause (ii), where such violation, conflict or event of default would not result in a material adverse effect on the Company’s business, financial condition, results of operations or properties (a

“MATERIAL ADVERSE EFFECT”). The Common Stock, upon issuance in accordance with the terms of this Securities Purchase Agreement and the issuance of the Warrants and the reservation for issuance and the issuance of the shares of Common Stock issuable upon exercise thereof, as the case may be, are and will continue upon issuance to be duly authorized, validly issued, fully-paid and nonassessable and free of any Liens, claims or encumbrances and rights of first refusal, preemptive rights, co-sale rights, registration rights, or other similar rights. No further approval or authorization of any stockholder, the Board of Directors of the Company or other third party is required for the issuance and sale of the Securities.

          (c) Capitalization. As of the date hereof and prior to giving effect to the issuance of the Securities, the authorized Capital Stock of the Company consists of (i) 5,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding, and (ii) 150,000,000 shares of Common Stock, of which 82,622,584 shares are issued and outstanding. Except with respect to any Securities to be issued in connection with this Securities Purchase Agreement, including the Warrants or as set forth on SCHEDULE 3.01(c) annexed hereto, there are no outstanding subscriptions, rights, options, warrants, conversion rights, agreements or other claims for the purchase or acquisition from the Company of any shares of its Capital Stock or obligating the Company to issue, repurchase, register or otherwise acquire, any shares of its Capital Stock or any securities convertible into, exercisable or exchangeable for, or otherwise entitling the holder to acquire, any shares of Capital Stock of the Company. The outstanding shares of Capital Stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights.

          (d) Reports and Financial Statements. The Company has previously furnished the Purchaser with true and complete copies, as amended or supplemented, of the following documents, to the extent not available on the EDGAR system (i) Annual Report on Form 10-K, Amendment No. 1 to the Annual Report and Amendment No. 2 to the Annual Report for the year ended December 31, 2006, as filed with the Commission, (ii) proxy statements relating to all meetings of its shareholders (whether annual or special) since June 1, 2006 and (iii) all other reports or registration statements filed by the Company with the SEC since December 31, 2005 (such reports, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred to as the “COMPANY COMMISSION FILINGS”). Except as set forth on SCHEDULE 3.01(d), the Company Commission Filings constituted all of the documents required to be filed by the Company with the Commission since December 31, 2005. As of their respective dates, such Company’s Commission Filings (as amended or supplemented) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and any unaudited interim financial statements of the Company included in such Company’s Commission Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and, in the case of the quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the financial position of the Company at the dates thereof and the results of its operations and its cash flows for the periods then ended.

          (e) Absence of Certain Changes or Events. Except as publicly disclosed or otherwise disclosed in writing to each Purchaser prior to the date of this Securities Purchase Agreement or as otherwise contemplated by this Securities Purchase Agreement, since March 16, 2007, there has not been any material adverse change or material adverse development in the financial condition, results of operations, or the business or properties of the Company.

          (f) Information in the Registration Statement. None of the information relating to the Company, its executive officers or directors, supplied by the Company for inclusion or incorporation by reference in the registration statement (the “REGISTRATION STATEMENT”) to be filed with the Commission by the Company pursuant to the Registration Rights Agreement to be entered into between the Company and the Purchasers or any amendments or supplements thereto, will, at the time it becomes effective under the Securities Act and at the effective date, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the effective date any event with respect to the Company, its executive officers or directors should occur which is required to be described in an amendment, or a supplement to, the Registration Statement, such event shall be so described and such description in such amendment or supplement of such information will not contain any statement which, at the time and in the light of circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or in the Registration Statement or necessary to make the statements therein or in the Registration Statement not false or misleading.

          (g) Compliance With Laws. The conduct of the business of the Company complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. Except as set forth on SCHEDULE 3.01(g) annexed hereto, the Company has not received notice of any alleged material violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any governmental authority applicable to the Company or any of its assets or properties.

          (h) Consents. Except as set forth on SCHEDULE 3.01(h) annexed hereto, no consent or waiver of, order or approval by, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental authority or other third party is required in connection with the Company’s execution and delivery of this Securities Purchase Agreement and the Registration Rights Agreement, and the valid issuance and sale of the Securities to be sold and issued pursuant to this Securities Purchase Agreement.

          (i) Litigation Proceedings. Except as set forth on SCHEDULE 3.01(i) annexed hereto, there is no action, suit, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Securities Purchase Agreement or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (j) No Default or Violation. Except as set forth on SCHEDULE 3.01(j) annexed hereto, the Company (i) is not in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is not in violation of any statute, rule or regulation of any governmental authority to which it is subject or (iv) is not in default under or in violation of its Certificate of Incorporation, Bylaws or other organizational documents, respectively, except in the case of clause (i), (ii) and (iii), for defaults and violations which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted in violation of any law, ordinance, rule or regulation of any governmental entity, except where such violations have not resulted or would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The Company is not in breach of any agreement where such breach, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (k) Private Offering. Neither the Company nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to each Purchaser hereunder to the registration requirements of the Securities Act. The offer, sale and issuance of the Common Stock to the Purchasers will not be integrated with any other offer, sale and issuance of the Company’s securities (past, current, or future) under the Securities Act or any regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated or for purposes of any stockholder approval provision applicable to the Company or its securities. Subject to the accuracy and completeness of the representations and warranties of each Purchaser contained in Section 3.02 hereof, the offer, sale and issuance by the Company to each Purchaser of the Securities hereunder is exempt from the registration requirements of the Securities Act.

          (l) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) No General Solicitation. The Company has not solicited any offer to buy or sell the Securities hereunder by means of any form of general solicitation or advertising.

          (n) Listing and Maintenance Requirements Compliance. Except as set forth on SCHEDULE 3.01(n) annexed hereto, the Company has not in the two years preceding the date hereof received written notice from any stock exchange or market on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market.

          (o) Registration Rights; Rights of Participation. Except as set forth on SCHEDULE 3.01(o) annexed hereto, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied, and no person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Securities Purchase Agreement.

          (p) Issuance of Securities. The Common Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. As of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the number of Warrant Shares. The Company shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Capital Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock issuable upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

          (q) Transactions With Affiliates. None of the executive officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as executive officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such executive officer or director or, to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any such executive officer or director has a substantial interest or is an officer, director, trustee or partner.

          (r) Intellectual Property. Except as set forth in on SCHEDULE 3.01(r) annexed hereto, (i) the Company owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names, designs, manufacturing or other processes, systems, data compilation, research results, know-how or other proprietary rights (collectively, “INTELLECTUAL PROPERTY”) that are necessary for the conduct of its business as now conducted as described in the Company’s filings under the Exchange Act except where the failure to currently own or possess such rights would not have a Material Adverse Effect, (ii) the Company has not received any notice of, nor to the Knowledge of the Company is there, any asserted infringement by the Company of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) to the Knowledge of the Company, it is not infringing, nor has it received any notice of, infringement by a third party with respect to any Intellectual Property rights of the Company that, individually or in the aggregate, would have a Material Adverse Effect.

                    Except as would not have a Material Adverse Effect, all material licenses or other material agreements under which the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources are in full force and effect and, to the Knowledge of the Company, there is no material default by the Company thereunder.

                    To the Knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. Except as would not have a Material Adverse Effect, neither the Company nor, to the Knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee’s engagement in business activities of the kind engaged in by the Company.

          (s) Reporting Status. Except as set forth on SCHEDULE 3.01(s), the Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Securities Purchase Agreement. Except as set forth on SCHEDULE 3.01(s), the following documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

(1) Annual Report on Form 10-K, Amendment No. 1 to Form 10-K and Amendment No. 2 to Form 10-K for the year ended December 31, 2006;

(2) Definitive Proxy Statement for the Annual Meeting held on October 16, 2006;

(3) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

(4) Current Reports on Form 8-K, filed subsequent to December 31, 2006; and

(5) All other documents, if any, filed by the Company with the SEC during the 12 months preceding the date of this Agreement pursuant to the reporting requirements of the Exchange Act.

(t) Foreign Corrupt Practices; Sarbanes-Oxley Act.

                    Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it.

          (u) Taxes. Except as set forth on SCHEDULE 3.01(u) annexed hereto, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and to the Knowledge of the Company there is no tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

          (v) Brokers or Finders. Except as on SCHEDULE 3.01(v) annexed hereto, the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Securities Purchase Agreement, and Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with the transactions contemplated by this Securities Purchase Agreement.

          (w) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

          (x) Off Balance Sheet Arrangements. There is no material transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

          (y) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Common Shares remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

          (z) No Misleading Statements. The representations and warranties of the Company contained in this Securities Purchase Agreement, Exhibits and the Schedules hereto are true and correct in all material respects and do not omit to state any material fact required by such representations and warranties, Exhibits and Schedules that are necessary in order to prevent such representations and warranties, in light of the circumstances, from being misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or either of its or their respective business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act of 1934, as amended, are being incorporated into an effective registration statement filed by the Company under the Securities Act). The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.02.

          (aa) Leases. Neither the Company nor its Subsidiaries own any real property. Except as on SCHEDULE 3.01(aa), any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (bb) Disclosure Controls and Procedures, Internal Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any written notice or written correspondence from the Company’s independent registered public accounting firm relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

          (cc) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares, (ii) other than the Agent sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Common Shares, or (iii) other than the Agent paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

SECTION 3.02.	REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.

                    In order to induce the Company to enter into this Securities Purchase Agreement and issue the Securities, each Purchaser represents and warrants to the Company, only with respect to itself, as follows:

          (a) Organization, Good Standing and Corporate Power. Such Purchaser is an entity duly formed, validly existing and in good standing under the laws of the State of its organization, with all requisite corporate power and authority to own its properties, conduct its business, enter into this Securities Purchase Agreement and perform its obligations hereunder.

          (b) Due Authorization; Enforceability; No Conflicts. Such Purchaser has taken all action necessary to authorize the execution, delivery and performance by it of this Securities Purchase Agreement. Assuming the due execution and delivery of this Securities Purchase Agreement by the Company, this Securities Purchase Agreement constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the enforcement of creditors’ rights generally, the availability of equitable remedies and general equity principles. The execution, delivery and performance by such Purchaser of this Securities Purchase Agreement and compliance by such Purchaser with the terms hereof will not violate, conflict with or cause an event of default under such Purchaser’s organizational documents or any other agreement, instrument, judgment, order, law, rule or regulation by which such Purchaser is bound or to which any properties of such Purchaser are subject, except where such violation, conflict or event of default would not result in a material adverse effect on such Purchaser’s business, financial condition, results of operations or properties.

          (c) Accredited Investor. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act and such Purchaser is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities.

          (d) Investment. Such Purchaser is acquiring the Securities in the ordinary course of its business and for investment for its own account and not with a present view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Securities have not been registered under the Securities Act or applicable state securities laws by reason of certain exemptions from the registration provisions thereof that depend upon, among other things, the truth and accuracy of such Purchaser’s representations and warranties herein. Such Purchaser acknowledges that until the earlier to occur of (x) ninety days (90) from the Closing Date and (y) the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective, such Purchaser shall not engage in any Short Sales of the Company’s common stock, will not use any of the Securities acquired in connection with the transactions contemplated hereby to cover any short position in the Common Stock of the Company in violation of applicable securities laws and will not sell any of the Securities acquired in connection with the transactions contemplated hereby. For purposes hereof, “Short Sales” shall mean “short sales” as defined in Regulation SHO adopted by the Commission under the 1934 Act and all types of direct and indirect stock pledges or similar arrangements having the effect of hedging the securities or investment made hereunder.

          (e) Restricted Transferability. Such Purchaser acknowledges that the Securities are being offered and sold hereunder in a private placement that is exempt from the registration requirements of the Securities Act and that certificates or other instruments for the Securities will bear the legend set forth in Section 3.02(f) below.

          (f) Legends. The Purchaser understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE

SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ADDRESSED TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “RULE 144”). If the Company shall fail for any reason or for no reason to issue to the holder of the Common Shares within three (3) Trading Days after the occurrence of any of (i) through (iii) above (the date of such occurrence, the “REMOVAL DATE”), a certificate without such legend to the holder or to issue such Common Shares to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Common Shares that the holder anticipated receiving without legend from the Company (a “BUY-IN”), then the Company shall, within three (3) Business Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “BUY-IN PRICE”), at which point the Company’s obligation to deliver such unlegended Common Shares shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Common Shares as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price on the Removal Date.

          (g) The Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (ii) any sale of the Securities made in reliance on Rule 144 may be made in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller or Person through whom the sale is made may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

ARTICLE FOUR

COVENANTS

SECTION 4.01.	PAYMENT OF TAXES AND OTHER CLAIMS.

                    The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, would reasonably be expected, by law, to become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.02.	MAINTENANCE OF PROPERTIES AND INSURANCE.

                    (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements thereof, all as in its judgment may be reasonably necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.02 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or such Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses or such disposition is otherwise permitted by this Securities Purchase Agreement.

                    (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

SECTION 4.03.	COMPLIANCE WITH LAWS.

                    The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

SECTION 4.04.	COMMISSION REPORTS.

                    (a) The Company will deliver to each Purchaser promptly, but in any event no later than 5 Business Days after it files with the Commission, to the extent not available on the EDGAR system, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                    (b) In the event the Company is not required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company (at its own expense) shall cause its consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports, to be delivered to each Purchaser.

SECTION 4.05.	SECURITIES MATTERS.

          (a) The Company shall file all periodic reports required to be filed with the Commission pursuant to the Exchange Act in a timely manner and shall not terminate its status as an issuer required to file periodic reports under the Exchange Act.

          (b) The Company shall promptly secure the listing of all Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain such listing. The Company shall maintain the Common Stock’s authorization for quotation on the The NASDAQ Capital Market, or obtain a listing on The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange or the American Stock Exchange.

          (c) The Company shall timely file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the date of the Closing, take such actions as shall be reasonably necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser pursuant to this Securities Purchase Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of any such action so taken to the Purchaser on or prior to the date of the Closing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the date of the Closing.

          (d) The Company agrees that, in connection with the issuance and sale of Securities pursuant to this Securities Purchase Agreement, it will not issue Common Stock (excluding the Common Stock underlying the Warrants) representing more than 19.99% of its outstanding capital stock.

SECTION 4.06.	USE OF PROCEEDS.

                    The Company will use (i) $5.3 million of the proceeds from the sale of the Securities to fund a strategic acquisition and (ii) the remainder of the proceeds from the sale of the Securities to expand its overseas operations and for general corporate purposes.

SECTION 4.07.	FEES

                    The Company shall be responsible for the payment of any placement agent’s fees or commissions, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

SECTION 4.08.	ISSUANCES BELOW PURCHASE PRICE.

                    For a period of six months following the date hereof, the Company shall not, without the prior written consent of the each of the Purchasers, issue or sell any shares of the Company’s capital stock or other securities exercisable for, convertible into or otherwise giving the holder thereof the right to acquire the Company’s capital stock at a price per share, including the exercise or conversion price per share, which is below $0.70 per share; provided, however, that this restriction shall not apply to any capital stock issued pursuant to: (i) employee benefit plans set forth on SCHEDULE 3.01(c) annexed hereto, (ii) outstanding warrants, options or other securities set forth on SCHEDULE 3.01(c) annexed hereto or the Company filings under the Exchange Act or (iii) a merger or acquisition or strategic transaction or partnership; provided that such strategic transaction or partnership does not include a capital raise by the Company below $0.70 per share.

SECTION 4.09	DISCLOSURE OF TRANSACTIONS.

          On or before 5:30 p.m., New York City time, on the fourth Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Warrant and the form of Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K FILING”). From and after the filing of an 8-K with respect to the Company’s third quarter earnings with the SEC, which shall be filed no later than December 31,

2007, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing or the 8-K filed with respect to the Company’s third quarter earnings. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K with respect to the Company’s third quarter earnings with the SEC without the express written consent of such Purchaser. Without the prior written consent of any applicable Purchaser, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Purchaser in any filing, announcement, release or otherwise, except as may be required by law, rule, regulation, court order or similar action.

SECTION 4.10	ADDITIONAL ISSUANCES OF SECURITIES.

                    (a) For purposes of this Section 4.10, the following definitions shall apply.

                              (i) “APPROVED STOCK PLAN” means any contract, plan or arrangement which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company.

                              (ii) “COMMON STOCK EQUIVALENTS” means, collectively, Options and Convertible Securities.

                              (iii) “CONVERTIBLE SECURITIES” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Shares.

                              (iv) “EXCLUDED SECURITIES” means any shares of Common Stock or Common Stock Equivalents issued or issuable: (i) in connection with any Approved Stock Plan (ii) upon exercise of the Warrants, (iii) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date, (iii) in connection with any strategic acquisition or strategic transaction by the Company, whether through an acquisition of stock or assets or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital, and (iv) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter (excluding any equity line).

                              (v) “OPTIONS” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                              (vi) “SUBSEQUENT PLACEMENT” the direct or indirect, offer, sale, grant of any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of the Company’s or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents.

                    (b) From the Closing Date until the two (2) year anniversary thereof and for so long as a Purchaser holds 50% of the number of shares of Common Stock originally purchased by such Purchaser pursuant hereto, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this
Section 4.10(b).

                              (i) The Company shall deliver to each Purchaser a written notice, which may be revoked by the Company at any time prior to the execution of definitive documentation relating to a Subsequent Placement (the “OFFER NOTICE”), of any proposed or intended issuance or sale or exchange (the “OFFER”) of the securities being offered (the “OFFERED SECURITIES”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Purchaser (A) such number of Offered Securities equal to the product of (1) seven-tenths (0.70) multiplied by (2) such Purchaser’s pro rata portion of Common Shares purchased hereunder multiplied by (3) the number or amount of securities to be sold in the contemplated Subsequent Placement (the “BASIC AMOUNT”), and (B) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the “UNDERSUBSCRIPTION AMOUNT”), which process shall be repeated until the Purchasers shall have an opportunity to subscribe for any remaining Undersubscription Amount; provided that in no event shall any Purchaser purchase any Offered Securities if such Purchaser’s beneficial ownership interest (together with such Purchaser’s affiliates) would immediately following such purchase of Offered Securities, equal or exceed 15% of the then outstanding shares of Common Stock.

                              (ii) To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to the end of the seventh (7th) Business Day after such Purchaser’s receipt of the Offer Notice (the “OFFER PERIOD”), setting forth the portion of such Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “NOTICE OF ACCEPTANCE”). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “AVAILABLE UNDERSUBSCRIPTION AMOUNT”), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

                              (iii) The Company shall have twenty (20) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the eligible Purchasers (the “REFUSED SECURITIES”), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons than those set forth in the Offer Notice.

                              (iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.10(b)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 4.10(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 4.10(b)(iii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.10(b)(i) above.

                              (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.10(b)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of, and the obligations of the Company to sell, any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities satisfactory in all respects to the Company and such Purchasers.

                              (vi) Any Offered Securities not acquired by the Purchasers or other persons in accordance with Sections 4.10(b)(iii) or 4.10(b)(v) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

(c) The restrictions contained in subsection (b) of this Section 4.10 shall not apply in connection with the issuance of any Excluded Securities.

ARTICLE FIVE

CONDITIONS

SECTION 5.01.	CONDITIONS TO THE COMPANY’S OBLIGATION.

                    The obligation of the Company hereunder to issue and sell the Securities to each Purchaser at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

(a) Such Purchaser shall have delivered to the Company the Registration Rights Agreement duly executed by such Purchaser.

          (b) Such Purchaser and each other Purchaser shall have delivered to the Company the Purchase Price for the Securities, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          (c) The representations and warranties of each Purchaser contained in Section 3.02 of this Securities Purchase Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified by materiality or Material Adverse Effect which shall be true and correct in all respects), in each case as of the Closing Date as though made at and as of such date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct in all material respects as of such time.

          (d) Each Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Securities Purchase Agreement to be so performed or complied with by such Purchaser at or before the Closing.

SECTION 5.02.	CONDITIONS TO THE PURCHASER’S OBLIGATION.

                    The obligation of each Purchaser to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) Such Purchaser shall have received the Registration Rights Agreement and the Warrant duly executed by the Company.

(b) Such Purchaser shall have received certificates for shares of Common Stock to be purchased by it at the Closing.

(c) Such Purchaser shall have received an Opinion of Counsel from the Company in substantially the form of Exhibit C attached hereto.

          (d) Such Purchaser shall have received a certified copy of the Certificate of Incorporation of the Company, together with a Good Standing Certificate with respect to the Company issued by the Secretary of State of such state of incorporation as of a date within ten (10) days of the date of the Closing.

          (e) Such Purchaser shall have received a copy of the certificate evidencing the Company’s qualification as a foreign corporation in good standing issued by the Secretary of State of the State of New York as of a date within ten (10) days of the date of the Closing.

          (f) Such Purchaser shall have received a certificate executed by the Secretary of the Company and dated as of the date of the Closing, certifying as to (i) the resolutions as adopted by the Company’s Board of Directors in connection with the authorization of the transactions contemplated hereby, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the time of the Closing Date.

(g) Such Purchaser shall have received a copy of all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

          (h) Such Purchaser shall have received a copy of such other documents relating to the transactions contemplated by this Securities Purchase Agreement, the Registration Rights Agreement and the Warrant as the Purchaser or its counsel may reasonably request.

          (i) The representations and warranties of the Company contained in Section 3.01 of this Securities Purchase Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made at and as of such date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct in all material respects as of such time.

          (j) The Company shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Securities Purchase Agreement to be so performed or complied with by the Company at or before the Closing.

ARTICLE SIX

MISCELLANEOUS

SECTION 6.01.	NOTICES.

                    Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by verifiable facsimile transmission or by reputable overnight delivery service, addressed as follows:

                    if to the Company:

                              Viewpoint Corporation

498 Seventh Avenue, Suite 1810 New York, New York 10018 Facsimile: (212) 201-0846 Attention: General Counsel

                    with a copy to:

Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, New York 10005 Facsimile: (212) 822-5171 Attention: Alexander M. Kaye, Esq.

                    If to a Purchaser, to its address and facsimile number set forth on the Schedule of Purchasers, with copies to such Purchaser’s representatives as set forth on the Schedule of Purchasers.

                    with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Telephone: (212) 756-2000 Facsimile: (212) 593-5955 Attention: Eleazer N. Klein, Esq.

                    The Company and each Purchaser by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to a party shall be deemed to have been given or made as of the date so delivered if personally delivered; when received if by facsimile transmission or electronic mail; and one (1) business day after mailing by reputable overnight courier (except that, notwithstanding the foregoing, a notice of change of address shall not be deemed to have been given until actually received by the addressee).

SECTION 6.02.	GOVERNING LAW.

                    THIS SECURITIES PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITIES PURCHASE AGREEMENT.

SECTION 6.03.	SUCCESSORS.

                    All agreements of the Company in this Securities Purchase Agreement shall bind its successors.

SECTION 6.04.	COUNTERPARTS.

                    The parties may sign any number of copies of this Securities Purchase Agreement. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery by facsimile of an executed counterpart of any signature page to this Securities Purchase Agreement to be executed hereunder shall have the same effectiveness as delivery of a manually executed counterpart thereof.

SECTION 6.05.	SEVERABILITY.

                    In case any one or more of the provisions in this Securities Purchase Agreement shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 6.06.	INDEPENDENT NATURE OF PURCHASER’S OBLIGATIONS AND RIGHTS.

                    The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Securities Purchase Agreement. Each Purchaser has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including without limitation rights arising out of this Securities Purchase Agreement or the other transaction documents, individually, and shall not be required to join any other Purchaser as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES TO FOLLOW]

SIGNATURES

                    IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

VIEWPOINT CORPORATION

By:	/s/ Christopher C. Duignan

Name: Christopher C. Duignan
Title: CFO

SIGNATURES

          IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:
Signature of Authorized Signatory of Purchaser:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount:
Shares of Common Stock:
Warrants:
EIN/Social Security Number:

Exhibit A

Schedule of Purchasers

Exhibit B

Form of Warrant

Filed as Exhibit 10.3 to this Form 8-K

Exhibit C

Opinion of Counsel

October 18, 2007

The Investors Listed on the Schedule
of Purchasers Attached to the Securities
Purchase Agreement

Dear Sirs:

          I am General Counsel of Viewpoint Corporation, a Delaware corporation (the “Company”), and I am delivering this opinion letter in connection with the Securities Purchase Agreement, dated as of October 18, 2007 (the “Purchase Agreement”), by and between the Company and the investors listed on the Schedule of Purchasers attached thereto (individually, the “Purchaser” and collectively, the “Purchasers”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement. This opinion letter is delivered to you pursuant to Section 5.02(c) of the Purchase Agreement.

          In rendering the opinions expressed below, I have examined the following agreements, instruments and other documents:

(a)	the Securities Purchase Agreement;

(b)	the Registration Rights Agreement;

(c)	the Common Stock to be issued on the date hereof;

(d)	the Warrants; and

(e)	such records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below.

          In my examination, I have assumed the genuineness of all signatures (other than signatures on behalf of the Company), the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon representations and warranties made in or pursuant to the Purchase Agreement, Registration Rights Agreement and the Warrants and certificates of governmental officials.

          In rendering the opinions expressed below, I have assumed (except as to the Company), with respect to all of the documents referred to in this opinion letter, that:

(i)

such documents (x) have been duly authorized by, (y) have been duly executed and delivered by, and (z) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii)	all signatories to such documents have been duly authorized;

(iii)	all of the parties to such documents are duly organized and validly existing; and

(iv)	all of the parties have the power and authority (corporate, partnership or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

          1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted. The Company is duly qualified as a foreign corporation to do business in the State of New York. Each of the Company’s Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted, except, with respect to all of the foregoing, as would not be reasonably expected to have a Material Adverse Effect.

          2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Warrants including, without limitation, the issuance of the Common Stock in accordance with the terms thereof.

          3. The execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement and the Warrants and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate action on its part and do not violate (i) its certificate of incorporation and by-laws or (ii) any applicable Federal law, rule or regulation of the United States or the State of New York.

          4. When issued in accordance with the terms of the Purchase Agreement, the Common Stock will (i) be free of any liens created by the Company and (ii) be validly issued.

          5. Subject to the accuracy as to factual matters of the Purchaser’s representations in Section 3.02 of the Purchase Agreement, the offer and sale of the Common Stock in the manner contemplated by the Purchase Agreement do not require registration under the 1933 Act.

          6. No consent or authorization of, filing with, notice to or registration with, any federal or New York State court, or any third party is required to be obtained by the Company (i) to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement or the Warrants or (ii) for the issuance and sale of the Common Stock as contemplated thereby, except for the listing of shares of Common Stock on the NASDAQ

National Market and the filing of the Registration Statement with the Commission and a Form D with the Commission.

          7. The Purchase Agreement, the Registration Rights Agreement and the Warrants have been duly executed and delivered on behalf of the Company, and constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          8. Except as disclosed in the Purchase Agreement, no action, suit, proceeding or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or, to my knowledge, threatened against the Company or any of the properties or assets of the Company which (i) adversely affects or challenges the legality, validity or enforceability of the Purchase Agreement and (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          9. The execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement and the Warrants, the consummation by the Company of the transactions contemplated thereby and the compliance by the Company with the terms thereof do not violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien, charge or encumbrance on or against any of the properties of the Company pursuant to, any agreement, note, lease, mortgage, deed or other instrument (other than the Certificate of Incorporation or By-laws of the Company, as to which I express no opinion in this paragraph) to which the Company is a party or by which the Company is bound or affected, or any statute, law, rule or regulation applicable to the Company or, to my knowledge, any order, writ, injunction or decree.

The foregoing opinions are subject to the following comment and qualification:

The enforceability of provisions in the Purchase Agreement, the Registration Rights Agreement and the Warrants to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction. I do not express any opinion as to the insurance laws, rules, regulations or determinations of any jurisdiction (including, without limitation, the State of New York).

          This opinion letter is provided to you by me in my capacity as General Counsel to the Company, and this opinion letter may not be relied upon by any other Person or for any purpose other than in connection with the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement and the Warrants without, in each instance, my prior written consent.

Very truly yours,

Andrew J. Graf
EVP and General Counsel